Exhibit 15.1
November 8, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We are aware that our report dated November 8, 2006 on our review of interim financial information of Colonial Realty Limited Partnership for the three and nine month periods ended September 30, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006 is incorporated by reference in its Registration Statement on Form S-3 (File No. 333-126086).
Very truly yours,
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP